Exhibit 10.14

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made as December 28, 2011 by and among (i) NPC International Holdings, Inc., a Delaware corporation (the “Company”), (ii) Olympus Growth Fund V, L.P. (“Olympus”), Olympus Executive Fund II, L.P. (“Executive Fund”) and Olympus-1133 West Co-Investment Fund, L.P. (together with Olympus and Executive Fund, the “Olympus Purchasers”) and (iii) each of the Persons set forth under the heading “Other Purchasers” on Schedule 1 attached hereto (the “Other Purchasers” and together with the Olympus Purchasers, the “Purchasers”). Capitalized terms used, but not otherwise defined herein, have the meaning given to such terms in the Acquisition Agreement (as defined below).

WHEREAS, the Company, NPC Acquisition Holdings, LLC, and certain of the Purchasers are parties to the Purchase and Sale Agreement, dated as of November 6, 2011 (the “Acquisition Agreement”); and

WHEREAS, in connection with the Acquisition Agreement, immediately prior to the closing of the purchase and sale transactions contemplated by the Acquisition Agreement (the “Acquisition Closing”), the Company desires to issue to the Purchasers, and the Purchasers wish to acquire from the Company, the shares of Stock (as defined below) as set forth and pursuant to the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Authorization and Closing.

1A. Authorization of Issuance and Sale of Stock. The Company shall authorize the issuance and sale to the Purchasers of up to 2,353,200 shares of its Common Stock, par value $0.001 per share (the “Stock”).

1B. Purchase and Sale of the Stock. At the Closing, the Company shall issue to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Stock set forth across from such Purchaser’s name on the Schedule 1 attached hereto, for a purchase price per share equal to $100.00. The sale to and acquisition by each Purchaser of the Stock to be acquired by such Purchaser at the Closing will constitute a separate sale and purchase.

1C. Closing. The closing of the purchase and sale of the Stock to be purchased pursuant to Section 1B (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654 immediately prior to the Acquisition Closing. At the Closing, the Company shall deliver to each Purchaser copies of the stock certificates evidencing the shares of Stock to be acquired by such Purchaser hereunder, registered in such Purchaser’s name, upon delivery by such Purchaser of the aggregate purchase price therefor (as set forth across from such Purchaser’s name on Schedule 1 attached hereto), by wire transfer of immediately available funds to an account designated by the Company. At the Closing, as a condition to the Company’s obligations to issue to any Purchaser that is not then a party to the Stockholders Agreement (as defined below) the shares of Stock to be acquired by such Purchaser hereunder, such Purchaser shall execute and deliver to the Company a counter part signature page to the Stockholders Agreement attached hereto as Exhibit A (the “Stockholders Agreement”).

Section 2. Covenants. So long as the Olympus Purchasers and their Affiliates collectively hold at least 50% of the issued and outstanding shares of the Stock, the Company shall not, without the prior written consent of the Majority Holders, (i) consummate or enter into any agreement with respect to a Sale of the Company (as defined in the Stockholders Agreement), (ii) directly or indirectly declare or pay, or permit any Subsidiary of the Company to directly or indirectly to declare or pay, any dividends or make any distributions upon any of its Equity Interests (except that any Wholly-Owned Subsidiary may declare and pay dividends or make distributions to the Company or another Wholly-Owned Subsidiary), (iii) merge or consolidate or permit any Subsidiary of the Company to merge or consolidate, with any Person (other than a merger of a Wholly-Owned Subsidiary with another Wholly-Owned Subsidiary), (iv) sell, lease or otherwise dispose of, or permit any Subsidiary of the Company to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), (v) liquidate, dissolve or effect a recapitalization or other exchange of the Company’s or any of its Subsidiaries’ Equity Interests or reorganization in any form of transaction, (vi) acquire, or permit any Subsidiary to acquire, any interest in any Person or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into, or permit any Subsidiary of the Company to enter into, any joint venture or (vii) issue or sell, or permit any Subsidiary of the Company to issue or sell, any Equity Interests, or rights to acquire Equity Interests, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary (other then issuances of Equity Interests to employees of the Company or its Subsidiaries pursuant to incentive plans approved by the Board.

Section 3. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and acquire the shares of Stock hereunder, the Company hereby represents and warrants to each Purchaser that:

3A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement. The copies of the Company’s certificate of incorporation and bylaws which have been furnished to the Purchasers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

3B. Capital Stock and Related Matters. As of the Closing, all of the outstanding shares of the Company’s capital stock shall have been duly authorized, and upon payment therefore, will be validly issued, fully paid and nonassessable (assuming with respect to the shares of Stock to be acquired by the Other Purchasers, that the representations and warranties made by such Other Purchasers hereunder are true and correct and that the representations and warranties made by the parties to the Acquisition Agreement (other than the Company) are true and correct). As of the Closing, (a) the authorized capital stock of the Company will consist of 3,800,000 shares of Common Stock, par value $0.001 per share and 200,000 shares of Preferred Stock, par value $0.001 per share and (b) the Company will not have issued or outstanding any shares of capital stock or other Equity Interests, except for (i) the shares of Stock to be issued hereunder or pursuant to the Acquisition Agreement and (ii) options to purchase shares of Common Stock issued to officers, directors or employees of the Company and its Subsidiaries.

3C. Authorization. The execution, delivery and performance of the Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4. Representations and Warranties of each Purchaser. Each Purchaser hereby severally represents to the Company that (i) such Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) either (x) such Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act and/or (y) by reason of such Purchaser’s business and financial experience, such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such Purchaser’s investment in the Stock, (iii) such Purchaser is able to bear the economic risks of an investment in Restricted Securities and could afford a complete loss of such investment, (iv) that this Agreement and each of the other agreements contemplated hereby constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms and (v) that the execution, delivery and performance of this Agreement and such other agreements by such Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is subject.

Section 5. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Board” means the board of directors of the Company.

“Equity Interest” shall mean, with respect to any Person, any capital stock, partnership, membership or similar interest or other indicia of equity ownership (including, any option, warrant, profits interests or similar right or right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing) in such Person.

“Majority Holders” means the holders of a majority of the shares of the Stock acquired by the Olympus Purchasers hereunder.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Restricted Securities” means (i) the shares of Stock issued hereunder and (ii) any Equity interests issued with respect to the securities referred to in clause (i) above in connection with the conversion of such securities or by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they are no longer “Stockholder Shares” under the Stockholders Agreement).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled. directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership. association or other business entity.

“Wholly-Owned Subsidiary” means, with respect to the Company, a Subsidiary of the Company with respect to which all of the outstanding capital stock or other ownership interests of such Subsidiary are owned by the Company or another Wholly-Owned Subsidiary of such Person.

Section 6. Miscellaneous.

6A. Remedies. Each holder of Restricted Securities shall have all rights and remedies set forth in this Agreement and the Company’s certificate of incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

6B. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders; provided that any amendment to this Agreement that (i) changes the number of shares of Stock to be acquired by any Purchaser hereunder or the consideration to be paid by any Purchaser for the Stock to be acquired by such Purchaser hereunder shall also require the prior written consent of such Purchaser and (ii) adversely and disproportionately affects any Purchaser(s) in a manner different than the Majority Holders shall also require the prior written consent of the holders of a majority of the shares of Stock held by the Purchasers so adversely and disproportionately affected. No other course of dealing between the Company and the holder of any Restricted Securities or any delay in exercising any rights hereunder or under the Company’s certificate of incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Restricted Securities held by the Company or any Subsidiaries shall not be deemed to be outstanding.

6C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

6D. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers’ benefit as a Purchaser or holder of Restricted Securities are also for the benefit of, and enforceable by, any subsequent holder of such Restricted Securities (to the extent the transfer to such holder is permitted hereunder and under the Stockholders Agreement). The rights and obligations of any Olympus Purchaser under this Agreement and the agreements contemplated hereby may be assigned by Olympus at any time, in whole or in part, to any investment fund managed by Olympus, subject to the terms and conditions contained in the Stockholders

Agreement. No Other Purchaser may assign any rights or obligations under this Agreement without the prior written consent of the Company and Olympus, except that an Other Purchaser may assign its rights and obligations hereunder with respect to any Restricted Securities, without obtaining such consent, to the transferee of such Restricted Securities in connection with a transfer thereof permitted under (and transferred in accordance with) the Stockholders Agreement.

6E. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits or schedules hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company’s previous accounting methods and policies.

6F. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

6G. Counterparts; Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

6H. Entire Agreement. This Agreement and the other Transaction Documents embody the complete agreement among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

6J. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforceability, binding effect and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at such Purchaser’s address as indicated in the Company’s books and records of the Company’s transfer agent and registrar and to the Company at the address indicated below:

If to the Company:

Olympus Growth Fund V, L.P.

Metro Center

One Station Place

Stamford, Connecticut 06902

Attention: Paul Rubin and Evan Eason

Telecopy: (203) 353-5910

with a copy to (which shall not constitute notice):

Kirkland & Ellis

300 N. LaSalle

Chicago, IL 60654

Attention: John Schoenfeld, P.C.

Telecopy: 312-862-2200

If to any Olympus Purchaser:

Olympus Growth Fund V, L.P.

Metro Center

One Station Place Stamford, Connecticut 06902

Attention: Paul Rubin and Evan Eason

Telecopy: (203) 353-5910

If to any Other Purchaser:

To the address for such Other Acquirer set forth in the Company’s books and records.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

6L. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Company and the Purchasers and their respective successors and permitted assigns.

6M. Further Assurances. The parties shall execute and deliver all documents, provide all information and take, or refrain from taking, such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

6N. Dealings with the Olympus Purchasers. The Company acknowledges and agrees that the Olympus Purchasers, their respective Affiliates, stockholders, directors, officers, controlling persons, partners, members, agents and employees (i) shall not be obligated to satisfy any obligations of the Company (as provided for herein or otherwise), (ii) may engage or have an investment interest in a business that competes with the Company or any of its Subsidiaries, (iii) shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (x) engage in the same or similar business activities or lines of business as the Company and its Subsidiaries and (y) do business with any client or customer of the Company or any of its Subsidiaries; (iv) shall not be liable to the Company or any of its Subsidiaries for breach of any duty (contractual or otherwise) by reason of any such activities or of such person’s participation therein; and (v) in the event that any such person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries on the one hand, and any other person, on the other hand, no such person shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries for breach of any duty (contractual or otherwise) by reason of the fact that such person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or its Subsidiaries. The Company hereby waives, to the fullest extent permitted by applicable law, any claims and rights that it may otherwise have in connection with the matters described in this Section 6N.

Section 7. Termination of Agreement. Notwithstanding any implication herein to the contrary, this Agreement shall be null and void and shall be of no force and effect, and no party hereto shall have any liability hereunder to any other party hereto, upon the termination of the Acquisition Agreement in accordance with the terms thereof prior to the Acquisition Closing.

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IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement on the date first written above.

NPC INTERNATIONAL HOLDINGS, INC.

By:	/s/ Evan Eason
Name: Evan Eason
Its: Vice President and Assistant Secretary

OLYMPUS GROWTH FUND V, L.P.

By: OGP V, LLC
Its: General Partner

By:	/s/ Evan Eason
Name: Evan Eason
Its: Authorized Signatory

OLYMPUS EXECUTIVE FUND II, L.P.

By: OEF II, LLC
Its: General Partner

By:	/s/ Evan Eason
Name: Evan Eason
Its: Authorized Signatory

OLYMPUS-1133 WEST CO-INVESTMENT FUND, L.P.

By: OGP IV, LLC
Its: General Partner

By:	/s/ Evan Eason
Name: Evan Eason
Its: Authorized Signatory

Signature Page to Investment Agreement

/s/ Blayne Vaughn
Blayne Vaughn

/s/ Linda Sheedy
Linda Sheedy

/s/ Vonnie Walbert
Vonnie Walbert

/s/ Mike Woods
Mike Woods

/s/ Kirby Mynier
Kirby Mynier

/s/ Tracy Armentrout
Tracy Armentrout

/s/ Tom White
Tom White

Signature Page to Investment Agreement

Schedule 1

Purchaser	Shares of Common Stock Acquired	Aggregate Purchase Price
Olympus Purchasers
Olympus Growth Fund V, L.P.	2,058,000	$205,800,000
Olympus Executive Fund II, L.P.	4,700	$470,000
Olympus-1133 West Co-Investment Fund, L.P.	250,000	$25,000,000
Other Purchasers
Blayne Vaughn	1,480	$148,000
Linda Sheedy	1,130	$113,000
Vonnie Walbert	1,130	$113,000
Mike Woods	960	$96,000
Kirby Mynier	600	$60,000
Tracy Armentrout	600	$60,000
Tom White	600	$60,000